                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14A/A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                        AMERICAN TECHNICAL CERAMICS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

                 ------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 ------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:

                 ------------------------------------------------
         5)      Total fee paid:

                 ------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

                  1)  Amount previously paid:

                  ------------------------------
                  2)  Form, Schedule or Registration Statement No:

                  ------------------------------
                  3)  Filing party:

                  ------------------------------
                  4)  Date Filed:

                  ------------------------------

                        AMERICAN TECHNICAL CERAMICS CORP.
                                 17 STEPAR PLACE
                       HUNTINGTON STATION, NEW YORK 11746

             -------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 2002

             -------------------------------------------------------

To the Stockholders of
AMERICAN TECHNICAL CERAMICS CORP.:

         The Annual Meeting of Stockholders of American Technical Ceramics Corp., a Delaware corporation (the "Company"), will be held at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216, on Thursday, November 21, 2002, at 1:00 p.m., Eastern Standard Time, for the following purposes:

         1.   To elect six directors;

         2. To ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2003; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on October 11, 2002, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders of the Company as of the record date will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours on or after November 11, 2002 at the place of the meeting. The transfer books of the Company will not be closed.

         Your attention is directed to the accompanying Proxy Statement. Stockholders unable to attend the meeting in person are urged to date, sign and mail promptly the enclosed proxy card in the postpaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may revoke your proxy and vote in person if you wish to do so.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            KATHLEEN M. KELLY
                                                Secretary


Huntington Station, New York
October 21, 2002

                        AMERICAN TECHNICAL CERAMICS CORP.

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Technical Ceramics Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders and any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 1:00 p.m., Eastern Standard Time, on Thursday, November 21, 2002, at the Company's facility at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216. The principal executive offices of the Company are located at 17 Stepar Place, Huntington Station, New York 11746. It is expected that this Proxy Statement and the accompanying proxy card will first be mailed or delivered to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about October 21, 2002.

                       VOTING SECURITIES AND VOTING RIGHTS

      Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on October 11, 2002, will be entitled to notice of, and to vote at, the Annual Meeting. As of October 11, 2002, there were 8,074,118 shares of Common Stock issued and outstanding. A majority of the outstanding shares of Common Stock present in person or by proxy shall constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters, which vote may be given in person or by proxy duly authorized in writing. There are no cumulative voting rights.

      All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice of Annual Meeting of Stockholders, they will be voted in accordance with that specification. If no specific instructions are given with respect to the matters to be acted upon, the shares of Common Stock represented by a signed proxy will be voted FOR all of the Board's nominees for director, FOR the proposal to ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2003 and in accordance with the proxy holders' best judgment as to any other matters as may properly come before the Annual Meeting. Stockholders who have executed proxies may revoke them at any time before they are voted by submitting a later dated proxy or by written notice delivered to the Secretary of the Company. Personal attendance at the Annual Meeting without submitting a later dated proxy or a written notice of revocation to the Secretary shall not serve to revoke any proxy.

      The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is necessary for the election of directors and the ratification of KPMG LLP as the Company's independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2003. Accordingly, an abstention is the equivalent of a vote against the election of any nominee for election to the Board of Directors of the Company or the proposal to ratify the appointment of KPMG LLP. In the event a broker that is a record holder of Common Stock of the Company does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Annual Meeting and, therefore, will not be considered in determining the presence of a quorum. Broker non-votes will have no effect on the outcome of the vote for the election of directors or the ratification of KPMG LLP as the Company's independent accountants.

      As of October 11, 2002, Victor Insetta, the President, Chief Executive Officer and a director of the Company, owned 4,455,130 shares of Common Stock, representing approximately 55.2% of the issued and outstanding shares of Common Stock. His shareholdings are sufficient to assure election of the nominees for election as directors as set forth herein, to ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2003 and to take action on any other matters as may properly come before the Annual Meeting.

      The Company will bear the entire cost of the solicitation of proxies by the Board of Directors. Proxies will be solicited by mail, and may be solicited personally by telephone or facsimile transmission, by directors, officers and regular employees of the Company, without additional remuneration.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of October 11, 2002, certain information with respect to the ownership of the Company's Common Stock by (i) all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company listed in the table under the caption "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group.

                                                                Amount and Nature of
     Name and Address of Beneficial Owner                      Beneficial Ownership (1)         Percent of Class
------------------------------------------------              --------------------------        ----------------
VICTOR INSETTA                                                      4,461,130(2)                      55.2%
   C/O American Technical Ceramics Corp.
   2201 Corporate Square Boulevard
   Jacksonville, Florida

JOSEPH COLANDREA                                                      210,400(3)                      2.6%
   911 South Ocean Boulevard
   Boca Raton, Florida

RICHARD MONSORNO                                                      134,160(4)                      1.6%
   C/O American Technical Ceramics Corp.
   2201 Corporate Square Boulevard
   Jacksonville, Florida

JUDAH WOLF                                                             93,000(5)                      1.1%
   C/O American Technical Ceramics Corp.
   2201 Corporate Square Boulevard
   Jacksonville, Florida

DAVID OTT                                                              32,000(6)                        *
   C/O American Technical Ceramics Corp.
   One Norden Lane
   Huntington Station, New York

STUART P. LITT                                                         25,100                           *
   C/O Northport Systems
   215 Scudder Ave.
   Northport, NY

CHESTER E. SPENCE                                                      17,000                           *
   269 Windsor Place
   Brooklyn, New York

STEPHEN BEYEL                                                          15,100(7)                        *
   C/O American Technical Ceramics Corp.
   One Norden Lane
   Huntington Station, New York

THOMAS J. VOLPE                                                         4,500                           *
   C/O Babcock & Brown LP
   599 Lexington Ave, 45th Fl
   New York, NY

O. JULIAN GARRARD III                                                   4,000                           *
   C/O Garrard & Garrard, C.P.A.
   6828 St. Augustine Rd.
   Jacksonville, Florida

DOV S. BACHARACH                                                        3,000                           *
   C/O GEI Industries, Inc.
   560 Sylvan Ave.
   Englewood Cliffs, NJ


DIMENSIONAL FUND ADVISORS INC.                                        408,300                         5.1%
   1299 Ocean Ave, 11th Floor
   Santa Monica, CA

All executive officers and directors as a group                     4,872,664(8)                      58.7%
(13 persons)

------------------------------------------------
* Less than one percent.

(1) All shares are beneficially owned, and the sole voting and investment power over such shares is held, by the persons named, except to the extent described in the following footnotes.

(2) Includes 6,000 shares which Mr. Insetta may acquire pursuant to options which are presently exercisable or which vest within 60 days. Does not include (i) 210,400 shares owned by Mr. Colandrea which are subject to a Restated Shareholders' Agreement, dated April 15, 1985, among the Company and Messrs. Insetta and Colandrea (the "Restated Shareholders' Agreement"), (ii) 4,500 shares owned by Mr. Insetta's wife, as to which Mr. Insetta disclaims beneficial ownership, and (iii) shares subject to Voting and Transfer Agreements entered into in connection with options granted under a stock option plan which has expired. Pursuant to the Restated Shareholders' Agreement, Messrs. Insetta and Colandrea have agreed that, so long as they own shares of Common Stock, they will vote their shares for the election of either three designees of Mr. Insetta (if Mr. Insetta elects not to be a director) or of Mr. Insetta and two of his designees, and for the election of Mr. Colandrea (if Mr. Colandrea elects to be a director) to the Board of Directors of the Company. Mr. Colandrea has waived his right to be designated as a director indefinitely until written notice is served to the contrary at least 90 days prior to the next scheduled annual meeting of stockholders. No such notice has been given relative to the Company's Annual Meeting to be held November 21, 2002. The Restated Shareholders' Agreement will terminate upon the death of Mr. Insetta or at such time as Mr. Insetta does not own at least 10% of the outstanding shares of Common Stock. The Restated Shareholders' Agreement also provides for certain rights of first refusal and registration rights. The Voting and Transfer Agreements referred to above contain provisions requiring the holders of shares purchased upon the exercise of options granted under said plan to vote such shares for the election as directors of the Company of certain persons (currently Victor Insetta). The Company has not regularly enforced these provisions.

(3) Does not include 4,447,130 shares owned by Mr. Insetta which are subject to the Restated Shareholders' Agreement. See Note (2) above. By virtue of such agreement, Mr. Colandrea may be deemed to beneficially own the shares owned by Mr. Insetta.

(4) Includes 57,000 shares which Mr. Monsorno may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(5) Includes 82,000 shares which Mr. Wolf may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(6) Includes 30,000 shares which Mr. Ott may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(7) Includes 64 shares jointly owned with Mr. Beyel's wife and also includes 7,000 shares which Mr. Beyel may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(8) Includes 209,500 shares which may be acquired pursuant to options which are presently exercisable or which vest within 60 days, 6,600 shares owned by an officer jointly with her husband, and 64 shares owned by an officer jointly with his wife (see Note (7) above). See also Note (2) above with respect to certain shares which are not included.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own beneficially more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in their beneficial ownership of Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. Based solely on a review of copies of such reports furnished to the Company, the Company believes that, during the fiscal year ended June 30, 2002, there were no deviations from the Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Six directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

      Set forth in the table below is certain information, as of October 11, 2002, with respect to the nominees of the Board of Directors of the Company for election as directors and is based on the records of the Company and information provided to it. All of the nominees are presently directors of the Company. Absent instructions to the contrary, it is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his place.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION AS A DIRECTOR OF THE COMPANY OF EACH OF THE NOMINEES SET FORTH BELOW.

                                                                                                                  Year First
                                                                                                                  Elected or
                                                                                                                Appointed as a
            Name               Age               Business Experience During the Past Five Years                    Director
-------------------------------------------------------------------------------------------------------------------------------
VICTOR INSETTA                 62    President and Chief Executive Officer of the Company and Director.              1966

O. JULIAN GARRARD III (1)      56    Partner of Garrard & Garrard, C.P.A., a certified public accounting             1988
                                     firm specializing in taxation.

CHESTER E. SPENCE (1)          63    Retired since July 1999. Consultant to the Company from May 1998 to             1985
                                     June 1999. Prior thereto, Vice President-Marketing and Sales of the
                                     Company from August 1993 to April 1998.

STUART P. LITT  (1)            60    Managing Director of OEM Capital, an investment banking firm                    1993
                                     specializing in the electronics industry, since December 2000.
                                     Consultant and President of Northport Systems Inc., a strategic consulting firm specializing in technology companies, since February
                                     2001. Senior Vice President - Operations of the Company from September
                                     1996 through December 2000.

THOMAS J. VOLPE (1)            66    Executive Advisor to The Interpublic Group of Companies, Inc., an               1999
                                     organization of advertising agencies and communications services companies, since December 2000. Senior Vice President - Financial
                                     Operations of The Interpublic Group of Companies, Inc. from March 1986 through December 2000. Also serves on the  Board of Directors for
                                     Rent-A-Wreck Inc. and Industry Leaders Fund.

DOV S. BACHARACH (1)           38    Founder and Managing Director of GEI Industries, Inc., an international         2000
                                     consulting firm since January 1998. Vice President of International
                                     Operations at Wyle Electronics, an electronics distributor, from 1996 until December 1997. Prior thereto, President and Chief Operating
                                     Officer of the Ginsbury Group, an electronic components engineering and distribution company, from 1988 to December 1995 when it was sold to
                                     Wyle Electronics.

(1)  Member of Audit Committee

      There are no family relationships between or among any directors or executive officers of the Company. See footnotes (2) and (3) to the table under the caption "Security Ownership of Certain Beneficial Owners and Management" for information concerning agreements among certain stockholders as to the election of directors. See also "Certain Relationships and Related Transactions" for information concerning the lease of certain real property owned by entities in which Mr. Insetta owns an interest.

BOARD MEETINGS;  COMMITTEES OF THE BOARD OF DIRECTORS

      Meeting Attendance. During the fiscal year ended June 30, 2002, the Board of Directors held seven meetings. All of the meetings were attended by all of the directors except Mr. Garrard who was unable to attend one of the meetings.

      Audit Committee. The Board of Directors has created a standing Audit Committee. The Audit Committee, which held four formal meetings and communicated informally several times during the fiscal year ended June 30, 2002, currently consists of Messrs. Garrard, Spence, Volpe, Bacharach and Litt. Except for Mr. Litt, the members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange's listing standards. Mr. Litt is not independent as defined by the American Stock Exchange's listing standards by virtue of having been employed by the Company within the last three years. However, as permitted by the American Stock Exchange's listing standards, the Board has determined that it is in the best interests of the Company and its stockholders that Mr. Litt serve on the Audit Committee given his knowledge of the Company and his financial experience. The authority of the Audit Committee is set forth in more detail in its Charter, which was adopted by the Board of Directors. Among other things, the Audit Committee reviews the scope and procedures of the audit activities of the independent accountants and their reports on their examinations. It also reviews reports from the Company's financial management and independent accountants on compliance with corporate policies and the adequacy of the Company's internal accounting controls. Each of Messrs. Garrard, Spence, Volpe, Bacharach and Litt attended all four of the meetings held by the Audit Committee during the fiscal year ended June 30, 2002. Please see the Report of the Audit Committee set forth elsewhere in this Proxy Statement.

      The Company is currently reviewing the Charter of the Audit Committee and the independence of its members in light of the recently enacted Sarbanes-Oxley Act of 2002, and intends to revise the Charter and the composition of the Committee in order to comply with its requirements.

      Compensation Committee. The Board does not have a compensation committee. This function is performed by the Board as a whole.

      Nominating Committee. The Board does not have a nominating committee. This function is performed by the Board as a whole.

      Compensation of Directors. Each non-employee director of the Company receives an annual retainer of $10,000 plus a fee of $1,000 plus expenses for each meeting, excluding teleconference meetings, of the Board of Directors and, if a member of a Committee, each Committee meeting, that he attends. In addition, provided he is serving as a director of the Company on June 30th of the applicable year, each non-employee director is granted options under the Company's stock option plans to purchase 5,000 shares of Common Stock at an exercise price equal to the closing sale price of the Company's Common Stock on the American Stock Exchange on such June 30th.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation paid over each of the last three fiscal years to the President and Chief Executive Officer of the Company and to the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                                       Fiscal Year                                   Restricted Stock        All Other
   Name and Principal Position        Ended June 30     Salary($)     Bonus($)(1)       Awards ($)        Compensation ($)
---------------------------------------------------------------------------------------------------------------------------
VICTOR INSETTA                             2002          323,162          --                --                4,978(2)
President, Chief Executive Officer         2001          323,162        407,574             --                5,317(2)
and Director                               2000          311,470        734,891             --                5,390(2)

JUDAH WOLF                                 2002          129,808         97,116          7,236(3)             2,967(4)
Senior Vice President -                    2001          115,962        485,720         13,905(3)             5,017(4)
Thin Film Products                         2000           92,423        426,327         79,036(3)             6,209(4)

RICHARD MONSORNO                           2002          183,642          3,022          7,236(5)             3,596(6)
Senior Vice President -                    2001          171,834         99,716             --                5,317(6)
Technology                                 2000          170,563         69,781             --                7,652(6)

DAVID OTT                                  2002          154,500          2,255          8,097(7)             2,665(8)
Senior Vice President -                    2001          144,808         79,479         15,522(7)             6,984(8)
New York Operations                        2000          126,731         69,781         88,228(7)            33,792(9)

STEPHEN BEYEL                              2002          123,047         22,430          8,097(11)            3,638(12)
Vice President - Sales  (10)               2001          117,404         43,860         15,522(11)            2,545(12)
                                           2000           99,576        163,888         88,228(11)            6,330(12)

(1) Includes amounts paid in the applicable fiscal year in respect of such fiscal year and amounts earned for such fiscal year and paid in a subsequent fiscal year.

(2) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Insetta.

(3) Represents the fair market value of three stock bonus awards of 1,000, 1,000 and 2,000 shares of Common Stock granted on June 28, 2002, June 29, 2001 and June 30, 2000, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 28, 2002, June 29, 2001 and June 30, 2000 of $5.00, $9.81 and $27.875 per
      share, respectively), and payments made on behalf of Mr. Wolf in respect of income taxes on such awards. As of June 30, 2002, the value of the 4,000 shares of Common Stock issued to Mr. Wolf pursuant to these stock bonus awards was $20,000 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 28, 2002 of $5.00 per share).

(4) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Wolf.

(5) Represents the fair market value of a stock bonus award of 1,000 shares of Common Stock granted on June 28, 2002 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 28, 2002 of $5.00 per share), and payments made on behalf of Mr. Monsorno in respect of income taxes on such award. As of June 30, 2002, the value of the 1,000 shares of Common Stock issued to Mr. Monsorno pursuant to this stock bonus award was $5,000 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 28, 2002 of $5.00 per share).

(6) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Monsorno of $3,596, $5,317 and $5,941 for fiscal years 2002, 2001 and 2000, respectively, and income recorded for fiscal year 2000 of $1,711, as a result of the partial forgiveness of a loan made by the Company to Mr. Monsorno for the purpose of paying income taxes on a 10,000 share stock bonus granted to him in April 1994.

(7) Represents the fair market value of three stock bonus awards of 1,000, 1,000 and 2,000 shares of Common Stock granted on June 28, 2002, June 29, 2001 and June 30, 2000, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 28, 2002, June 29, 2001 and June 30, 2000 of $5.00, $9.81 and $27.875 per
      share, respectively), and payments made on behalf of Mr. Ott in respect of income taxes on such awards. As of June 30, 2002, the value of the 4,000 shares of Common Stock issued to Mr. Ott pursuant to these stock bonus awards was $20,000 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 28, 2002 of $5.00 per share).

(8) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Ott.

(9)   Consists of relocation expenses paid by the Company on behalf of Mr. Ott.

(10) Mr. Beyel was appointed Vice President - Sales in November 2000. The information contained in the table in respect of the fiscal year ended June 30, 2001 and 2000 represents the compensation paid to Mr. Beyel during such fiscal years in all capacities.

(11) Represents the fair market value of three stock bonus awards of 1,000, 1,000 and 2,000 shares of Common Stock granted on June 28, 2002, June 29, 2001 and June 30, 2000, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 28, 2002, June 29, 2001 and June 30, 2000 of $5.00, $9.81 and $27.875 per
      share, respectively), and payments made on behalf of Mr. Beyel in respect of income taxes on such awards. As of June 30, 2002, the value of the 4,000 shares of Common Stock issued to Mr. Beyel pursuant to these stock bonus awards was $20,000 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 28, 2002 of $5.00 per share).

(12) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Beyel.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 2002. Options were granted pursuant to the Company's 2000 Incentive Stock Plan.

                                                                                           Potential Realizable Value at
                                                                                           Assumed Annual Rates of Stock
                                      Individual Grants                                  Price Appreciation for Option Term
                   -------------------------------------------------------------------   -----------------------------------
                                       Percent of
                                          Total
                      Number of          Options
                     Securities         Granted to        Exercise
                     Underlying         Employees          Price
                      Options           in Fiscal        ($/Share)        Expiration
                      Granted              Year             (1)               Date           5%                      10%
                   ---------------     -------------    -------------     -----------    ------------           ------------
Stephen Beyel          40,000              17.6%          $   8.89          2/5/2012      $ 223,625              $  566,725

(1) The options set forth, vest as to 25% of the number of shares subject thereto on each of the first through fourth anniversaries of the date of grant and expire on the tenth anniversary of the date of grant (or earlier under certain circumstances). All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.


      AGGREGATE OPTION EXERCISES DURING THE FISCAL YEAR ENDED JUNE 30, 2002
                        AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information (i) with respect to the exercise of options by the Named Executive Officers during the fiscal year ended June 30, 2002, (ii) the number of shares of Common Stock underlying exercisable and unexercisable stock options held by the Named Executive Officers as of June 30, 2002, and (iii) the aggregate values of exercisable and unexercisable "in-the-money" options held by the Named Executive Officers as of June 30, 2002, which values represent the positive spread, if any, between the exercise price of any such option and the closing sale price of the Common Stock on the American Stock Exchange on June 30, 2002.

                                                           Number of Shares Underlying         Value of Unexercised In-
                                                          Unexercised Options at Fiscal          the-Money Options at
                                                                     Year End                     Fiscal Year End (1)
                          Shares Acquired      Value      -----------------------------      ----------------------------
                            on Exercise       Realized    Exercisable    Unexercisable       Exercisable    Unexercisable
                            -----------       --------    -----------    -------------       -----------    -------------
Victor Insetta                   --              --           4,000              --            $ 2,125           --
Richard Monsorno                 --              --          25,000          20,000            $ 4,750           --
Judah Wolf                       --              --          15,000          10,000            $ 4,750           --
David Ott                      5,500          $ 22,774        5,500           8,000            $ 2,063        $  2,063
Stephen Beyel                    --              ---          7,000          42,000            $ 4,750           --

(1) Based upon the closing sale price of the Common Stock on the American Stock Exchange on June 28, 2002 of $5.00 per share.

EMPLOYMENT AGREEMENTS

Victor Insetta

      The Company is party to an employment agreement with Victor Insetta, the Company's President and Chief Executive Officer. The current term of the agreement expires on March 1, 2003. Pursuant to its terms, the agreement is automatically renewed for successive one-year periods beginning on March 1 of each year unless either party gives written notice of his or its election to terminate the agreement at least 120 days prior to such date.

      Pursuant to the agreement, Mr. Insetta was paid base compensation for the fiscal year ended June 30, 2002 at the rate of $323,162 per annum. The agreement provides for further increases in Mr. Insetta's base salary by the Board of Directors from time to time in its sole discretion. The agreement also provides that, as additional annual compensation, Mr. Insetta is also entitled to an amount equal to 5% of the Company's net income (before such incentive compensation and before income taxes). In August 2000, Mr. Insetta consented to an amendment to his employment agreement reducing Mr. Insetta's incentive bonus from 5% of pre-tax income to 2 1/2% of pre-tax income, effective beginning with fiscal year 2001. In September 1998, the Company amended the employment agreement, effective for the fiscal year ended June 30, 1998, to allow the Company, at its option, to pay the additional annual compensation in stock, cash or a combination thereof, subject to certain limitations. For the fiscal years ended 2001 and 2000, the Company elected to pay all of Mr. Insetta's additional compensation in cash. No additional compensation was paid to Mr. Insetta for the fiscal year ended June 30, 2002. See "Executive Compensation -- Summary Compensation Table."

      The agreement further provides, among other things, that if there is a change of control of the Company or if Mr. Insetta's employment is terminated prior to the scheduled expiration date other than for cause (as defined in the agreement), death, disability, or voluntary termination apart from a change of control, the Company is required to pay to Mr. Insetta, in a lump sum, an amount equal to the greater of (i) all of the compensation due to Mr. Insetta under the agreement through the end of the then existing term of the agreement, or (ii) three times Mr. Insetta's average annual compensation under the agreement during the five most recent fiscal years prior to the fiscal year in which the termination took place as calculated in accordance with the Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if Mr. Insetta voluntarily terminates his employment with the Company, for a period equal to the lesser of the remaining term of the agreement or one year, Mr. Insetta has agreed that he will not, directly or indirectly, solicit those persons or entities who are customers of the Company on the effective date of his termination of employment for the purpose of purchasing multi-layer capacitors; provided, however, that the foregoing restriction shall not apply if Mr. Insetta terminates his employment because of a change of control of the Company. In addition, Mr. Insetta has agreed that, for a period of one year following the termination of his employment (other than termination by the Company without cause), he will not divulge to any person any information which is actually held in confidence by the Company, subject, however, to certain conditions, including the Company having performed, and continuing to perform, its obligations under the agreement.

      The Company presently maintains a term life insurance policy in the aggregate amount of $4,000,000 on the life of Mr. Insetta. The Company is named as the beneficiary of this policy.

Judah Wolf

      In March 2002, the Company entered into a new employment agreement with Judah Wolf, the Company's Senior Vice President - Thin Film Products, effective January 1, 2002. The agreement will expire December 31, 2005, provided that it will automatically renew for successive one year periods unless either party gives written notice of his or its election to terminate the agreement at least 60 days prior to the date the agreement is scheduled to expire.

      The agreement provides for annual base compensation of $125,000, increasing by 8% in each successive year of the agreement. In addition, Mr. Wolf receives a quarterly incentive bonus equal to 3% of the Thin Film Profit Contribution (as defined in the agreement). Mr. Wolf is also entitled to participate in the Company's Officer Bonus Plan. Any amount to which he would be entitled under such plan shall be reduced by an amount equal to one half of one percent of the Thin Film Profit Contribution. See "Executive Compensation - - Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated for reasons other than disability or cause, Mr. Wolf is entitled to receive his base salary for the remainder of term of the agreement and to exercise all vested stock options for a period of one year following termination.

Richard Monsorno

      In September 2000, the Company entered into a three-year employment agreement with Richard Monsorno, the Company's Senior Vice President - Technology. The agreement provides for base compensation of $175,000, which increased to $185,000 on September 3, 2001 and to $196,630 on September 3, 2002. In addition, commencing with the quarter ended December 31, 2000, Mr. Monsorno is also entitled to participate in the Company's Officer Bonus Plan. See "Executive Compensation - Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated by the Company for reasons other than cause, or if Mr. Monsorno terminates his employment, Mr. Monsorno is entitled to receive his base salary for one year from the date of termination, the Company will continue to provide medical coverage for Mr. Monsorno and his family for a period of 18 months and Mr. Monsorno will be entitled to exercise all vested stock options for a period of one year following termination.

David Ott

      In April 2001, the Company entered into a three-year employment agreement with David Ott, the Company's Senior Vice President - New York Operations, effective January 1, 2001. The agreement provides for base compensation of $140,000, subject to increase in the discretion of the Board of Directors. On June 24, 2002 Mr. Ott's base compensation was increased to $160,000. In addition, Mr. Ott is entitled to participate in the Company's Officer Bonus Plan. See "Executive Compensation - Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated for reasons other than disability or cause, Mr. Ott is entitled to receive his base salary for a period of one year from the date of termination.

CONSULTING AGREEMENT

Stuart Litt

      In October 2000, upon his retirement as Senior Vice President - Operations of the Company, the Company entered into a consulting agreement with Stuart P. Litt. Mr. Litt remains on the Board of Directors of the Company. The agreement commenced January 1, 2001 and terminates on December 31, 2003. The Company has the right to extend the term for an additional two years.

      Under the agreement, Mr. Litt provides advisory and consulting services to the Company for a minimum of nine full days and up to a maximum of fifteen full days in each calendar quarter. The agreement provides for a monthly fee of $6,000. The Company shall also pay to Mr. Litt the sum of $2,000 for each full day he provides services to the Company in excess of nine full days during each calendar quarter. The Company is also required to reimburse Mr. Litt for reasonable and necessary expenses incurred in providing his consulting services. In addition, during the first 18 months of the term, the Company paid, on Mr. Litt's behalf, the amount necessary under Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue the medical coverage he received while employed by the Company.

BONUS PROGRAMS

      The Company has a bonus program for officers other than Mr. Insetta pursuant to which each such officer is eligible to receive quarterly cash bonuses equal to a percentage of the Company's net income (before such bonuses and before income tax) as determined by the Board. In the fiscal year ended June 30, 2002, the percentages ranged from one half of one percent to three quarters of one percent. In the event of a net loss in any quarter, the amount of such net loss is applied to reduce the bonus payable in future quarters in that fiscal year. In the fiscal year ended June 30, 2002, the Company paid bonuses aggregating $12,042 under this program, including bonus awards of $3,022 and $2,255 to Messrs. Monsorno and Ott, respectively. See "Executive Compensation -- Summary Compensation Table."

      Mr. Wolf participates in a modified version of this bonus program as stated in his employment agreement. In the fiscal year ended June 30, 2002, the Company paid Mr. Wolf bonuses aggregating $97,116. See "Employment Agreements -- Judah Wolf" and "Executive Compensation -- Summary Compensation Table."

      Mr. Beyel is eligible to receive a quarterly cash bonus based upon achievement of certain quotas for order bookings and profit. In the fiscal year ended June 30, 2002, the Company paid Mr. Beyel bonuses aggregating $22,430. See "Executive Compensation -- Summary Compensation Table."

OPTION EXCHANGE OFFER

      On January 16, 2002, the Company filed a Schedule TO with the Securities and Exchange Commission (the "SEC") and commenced an offer to exchange outstanding options under the Plans having an exercise price per share of $19.50 or more for new options. The offer expired on February 13, 2002. The Company accepted for exchange options to purchase an aggregate of 432,000 shares of Common Stock. On August 15, 2002, the Company issued 407,000 new options in exchange for the options tendered and accepted for exchange, including 156,000 options tendered by the Named Executive Officers. The new options (other than those issued to Mr. Insetta) have an exercise price of $2.35 per share, representing the closing sale price of the Company's Common Stock on the American Stock Exchange on August 15, 2002. The 4,000 options issued to Mr. Insetta have an exercise price of $2.59 per share, representing 110% of such closing sale price on such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      On November 15, 2000, the Board of Directors voted to assume the responsibilities of the Compensation Committee. The Board of Directors as a whole will deliberate matters of compensation. No officer who serves as a director of the Company participated in matters involving the evaluation of his own performance or the setting of his own compensation. See "Executive Compensation -- Report on Executive Compensation." No officer who serves as a director of the Company served on the board of directors of any other company.

REPORT ON EXECUTIVE COMPENSATION

      Historically, the full Board of Directors has been responsible for making decisions with respect to employee compensation issues. No officer who serves as a director of the Company participated in matters involving the evaluation of his own performance or the setting of his own compensation.

      The Company seeks to establish compensation plans and policies which are designed to (i) attract and retain highly qualified employees at all levels,
(ii) provide rewards that are closely linked to the Company's performance, and
(iii) align the interests of the Company's employees with those of its stockholders through stock ownership. The Company monitors the compensation paid to various levels of employees on both a geographic and industry basis. Moreover, the Company has established bonus compensation programs for virtually all levels of employees pursuant to which they are rewarded based upon the overall profitability of the Company. Finally, the Company has over the past several years awarded stock bonuses and stock options to several executive officers and supervisory employees in order to reward them for their efforts on behalf of the Company and to provide them with a direct stake in the Company's future. In April 1997, the Board adopted the 1997 Stock Plan in order to expand the universe of individuals who are important to the Company's success who may be eligible for stock-based compensation. Having granted options for all of the shares authorized for issuance under such plan, in April 2000, the Board adopted the 2000 Incentive Stock Plan in order to enable the Company to continue to utilize stock awards and options as a means of attracting and retaining employees important to the Company's success.

      The base salary of Victor Insetta, the Company's President and Chief Executive Officer, for fiscal year 2002 was based principally upon his rights under the employment agreement described above. The agreement, which was entered into in 1985 and has been amended several times, currently provides for a minimum base salary of $323,162. Increases in base salary when provided have been consistent with cost of living increases granted to virtually all employees of the Company. The Board also believed that they were warranted in order to bring Mr. Insetta's base compensation in line with salaries being paid to other chief executive officers of similar companies and in recognition of the Company's performance. However Mr. Insetta has not received an increase in base salary for the last 2 years.

      Mr. Insetta's employment agreement also entitles him to annual incentive compensation based upon the Company's net income (before such incentive compensation and before income taxes). The Board believes that it is appropriate for the compensation of the Chief Executive Officer of the Company to be based, in substantial part, on the Company's overall performance. In September 1998, Mr. Insetta's employment agreement was amended to allow the Company to pay Mr. Insetta's annual incentive compensation in cash, Common Stock or a combination thereof. The determination of the manner of payment is made each year by the Board of Directors, in its sole discretion, subject to certain limitations. In August 2000, Mr. Insetta consented to an amendment to his employment agreement reducing his incentive compensation from 5% of pretax income to 2-1/2% of pretax income, effective beginning with fiscal year 2001.

      For the fiscal years ended 2001 and 2000, the Board paid 100% of Mr. Insetta's annual incentive compensation in cash. The Board believed this was appropriate in light of the Company's cash position and the current level of Mr. Insetta's stock ownership in the Company. Mr. Insetta's received no incentive compensation for the fiscal year ended June 30, 2002.

                                                        Dov Bacharach
                                                        O. Julian Garrard III
                                                        Victor Insetta
                                                        Stuart P. Litt
                                                        Chester E. Spence
                                                        Thomas J. Volpe


                                                        October 9, 2002
                                                        Thomas J. Volpe

AUDIT FEES

      The Company paid to KPMG LLP a total of $195,282 for services in connection with the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and for their review of the Company's Quarterly Reports on Form 10-Q filed with the SEC during such fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      The Company did not pay any fees to KPMG LLP for information technology consulting in respect of the fiscal year ended June 30, 2002.

ALL OTHER FEES

      During the fiscal year ended June 30, 2002, the Company paid to KPMG LLP a total of $160,180 for the provision of non-audit related services, including tax compliance, tax planning, 401(k) plan audits and accounting reviews and consultations.

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement into future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      In accordance with the written charter adopted by the Company's Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries.

      Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

      In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2002 with management and with KPMG LLP, the Company's independent public accountants. The Audit Committee has also received from KPMG LLP a letter pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and has discussed the matters referred to in such letter with KPMG LLP. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to the Company is compatible with maintaining accountants' independence, and has discussed with KPMG LLP their independence.

      The Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements for the fiscal year ended June 30, 2002 has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's accountants are in fact "independent".

      Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.


                                                          AUDIT COMMITTEE

                                                          Dov S. Bacharach
                                                          O. Julian Garrard III
                                                          Stuart P. Litt
                                                          Chester E. Spence
                                                          Thomas J. Volpe


                                                          August 27, 2002

                                PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the Common Stock from July 1, 1997 through June 30, 2002, with the cumulative total return of the American Stock Exchange and with the return on a peer group of companies selected by the Company. The peer group is made up of nine publicly-held manufacturers of capacitors, resistors and other electronic components, including the Company. Management believes that the product offerings of the companies contained in the peer group are similar to the Company's product offerings. Total cumulative return values were calculated based on the assumption of $100 invested on July 1, 1997, assuming reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    Among American Technical Ceramics Corp.,
                  the Amex Market Value Index and a Peer Group


                                [GRAPHIC OMITTED]

                                        Fiscal Year Ended June 30 Cumulative Total Return
                                        -------------------------------------------------
                                        1997      1998     1999    2000     2001     2002
                                        ----      ----     ----    ----     ----     ----
American Technical Ceramics Corp.        100        64       58     381      134      68
Amex Market Value                        100       126      141     167      152     133
Peer Group                               100       119      156     472      232     140

---------------

Peer Group includes the Company and Aeroflex, Inc., Anaren Microwave, Inc., AVX Corp., EPCOS, AG, Merrimac Industries, Inc., Spectrum Control Inc., Vari-1 Company, Inc. and Vishay Intertechnology, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY LEASES

      The Company presently leases certain real property from entities controlled by its President, Chief Executive Officer and principal stockholder, Victor Insetta. In the case of each such lease, the Company has periodically obtained appraisal letters indicating that the fixed rentals in effect did not exceed fair market rentals in the area. The Company does not intend to lease any additional real property from Mr. Insetta or entities controlled by him other than renewals of existing leases and improvements and new construction that may be made to existing leased properties.

FLORIDA FACILITY

      The Company, through its wholly-owned subsidiary, American Technical Ceramics (Florida), Inc. ("ATC-Florida"), leases an administrative office, manufacturing and research and development complex located in Jacksonville, Florida (the "Jacksonville Facility") from V.P.I. Properties Associates, a partnership controlled by Mr. Insetta ("VPI"), under a capital lease. At June 30, 2002, the Jacksonville Facility has an aggregate cost of $3,666,000 and a net book value of $1,611,000. The lease is for a period of 30 years and was capitalized using an interest rate of 10.5% and expires on September 30, 2010. The lease provides for base rent of approximately $461,000 per annum (approximately $38,417 per month). The fixed rental is adjusted upward (but not downward) annually based upon the increase, if any, in the Consumer Price Index for all Urban Consumers for the last reported month available on May 1 of each year during the lease compared to such index for the same month in the previous calendar year. The annual adjustment resulted in monthly payments of approximately $43,000 per month and $42,000 per month in fiscal years 2002 and 2001, respectively. In no event may the monthly payments in respect of fixed rent under the lease be less than the monthly payments of principal and interest due and payable by VPI in connection with the financing for the Jacksonville Facility. ATC-Florida is also obligated to pay all expenses arising in connection with the Jacksonville Facility, including all real estate taxes, assessments, insurance, utilities and repairs.

      The lease also provides for increases to the base rent in connection with any new construction at the Jacksonville Facility. Under the lease, upon any new construction being placed into use, the base rental is subject to increase to the fair market rental of the Jacksonville Facility, including the new construction. In August 2002, the base rental was increased to approximately $60,000 per month, effective September 1, 2002, to reflect the addition of a new manufacturing facility at the Jacksonville Facility. All other provisions remain unchanged.

      The Company, through ATC-Florida, has the right at the end of the lease term to purchase the Jacksonville Facility at its fair market value and has a right of first offer to purchase the Jacksonville Facility if VPI elects to sell it in the interim.

      In the fiscal year ended June 30, 2002, the aggregate rental paid by ATC-Florida under this lease was $538,725. In addition, ATC-Florida incurred expenses of $220,980 for real estate taxes, $320,000 for utilities and $390,269 for leasehold improvements.

NEW YORK PROPERTY

       Since July 1976, the Company has leased from Mr. Insetta the land and building at 15 Stepar Place, Huntington Station, New York (the "New York Property"). The lease for the New York Property, which was amended and restated as of September 25, 1998, expired December 31, 2001. The Company and Mr. Insetta agreed to continue the lease on a month-to-month basis under the existing terms until a new agreement is finalized.

      In September 2002, the Company reached an agreement in principle with Stepar Leasing LLC, a limited liability company owned by Mr. Insetta to which he has transferred ownership of the New York Property ("Stepar Leasing"), on a long-term lease relating to the New York Property. Under this agreement, the Company will pay $410,000 per annum, subject to annual increases based upon increases in the consumer price index. The lease will expire in August 2007, subject to two five-year renewal options.

      The Company is also responsible for payment of all real estate taxes and all utilities and repairs relating to the property. During the fiscal year ended June 30, 2002, the total amount of rent paid by the Company for this facility was $523,440. In addition, the Company incurred expenses of $66,098 for real estate taxes, $204,810 for utilities and $38,497 for leasehold improvements.

        The Company has the option to purchase the New York Property at any time during the lease at its fair market value and a right of first offer if Stepar Leasing elects to sell it in the interim.

INFORMATION TECHNOLOGY CONSULTANT

      From time to time the Company has retained the services of Cybercom International, a computer programming services company, the principal of which is Erez Wolf, the son of Judah Wolf, Senior Vice President - Thin Film Products of the Company, to update the Corporation's website and to write custom programs for manufacturing processes. During the fiscal year ended June 30, 2002, the Company paid an aggregate of $105,000 to Cybercom International in connection with various programming projects.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      KPMG LLP, the independent public accountants who have audited the Company's financial statements for the past eleven years, have been appointed by the Board of Directors of the Company to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2003. The Board of Directors believes that the selection of an independent accountant to audit the financial statements of the Company prepared by management is an appropriate matter for stockholder consideration. If the stockholders do not ratify the selection of KPMG LLP, the Board of Directors will consider the selection of another firm of independent certified public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting and, if present, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JUNE 30, 2003, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

                          ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2002 is being mailed to stockholders with this Proxy Statement, but does not constitute a part hereof. The Company will provide to any stockholder, without charge, upon written request to the Secretary of the Company, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      The Company expects to hold its annual meeting of stockholders for the fiscal year ending June 30, 2003 in November or December 2003. Stockholders who intend to present proposals intended to be included in the Company's Proxy Statement and form of proxy relating to such annual meeting must submit their proposals in writing to the Secretary of the Company on or before June 24, 2003. All proposals must comply with applicable SEC rules and regulations.

      For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit proxies to be voted at the discretion of the management if (a) the Company receives notice of the proposal before the close of business on September 8, 2003 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on September 8, 2003.

                                  OTHER MATTERS

      Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          KATHLEEN M. KELLY
                                              Secretary


October 21, 2002

                        AMERICAN TECHNICAL CERAMICS CORP.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor Insetta and Kathleen M. Kelly, and each of them, the attorneys and proxies of the undersigned, with power of substitution, to represent and vote on behalf of the undersigned all the shares of common stock of American Technical Ceramics Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Technical Ceramics Corp. to be held at 2201 Corporate Square Boulevard, Jacksonville, Florida, 32216, on Thursday, November 21, 2002, at 1:00 p.m., local time, and any adjournment or postponement thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the Annual Meeting (receipt of which is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.



             CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE.

A [X] Please mark you votes as in this example.

                FOR all nominees                 WITHHOLD               The Board of Directors
                listed at right                  AUTHORITY              Recommends a Vote For (1) and (2).
                (except as marked to         to vote for all
                the contrary below)       nominees listed at right      Nominees: Victor Insetta
                                                                                  Dov S. Bacharach
                                                                                  O. Julian Garrard III
                                                                                  Stuart P. Litt
1. ELECTION           [_]                           [_]                           Chester E. Spence
   OF DIRECTORS:                                                                  Thomas J. Volpe

2. PROPOSAL TO RATIFY THE APPOINTMENT                       FOR            AGAINST           ABSTAIN
   OF KPMG LLP AS THE INDEPENDENT PUBLIC                    [_]              [_]               [_]
   ACCOUNTANTS OF THE CORPORATION FOR
   THE FISCAL YEAR ENDING JUNE 30,2003.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                                                            I WILL           WILL NOT
                                                                              [_]              [_]

                                                                            ATTEND THE ANNUAL MEETING

                                                     PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                     USING THE ENCLOSED ENVELOPE.



Signature: ___________________________ Signature: ___________________________ Dated: __________, 2002


NOTE: Please sign exactly as your name(s) appear above. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.